Exhibit 10.1

APOLLO GLOBAL MANAGEMENT, INC.

2019 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.	Purpose of Plan.

The name of this plan is the Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan. The Plan was originally known as the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan and has been amended, restated and renamed. The purpose of the Plan is to provide additional incentive to selected employees, directors, and other service providers of the Company, its Subsidiaries or Affiliates (as hereinafter defined) whose contributions are integral to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries and Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts shall result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may (or may cause a Subsidiary or Affiliate thereof to) grant (a) Options, (b) Share Appreciation Rights, (c) Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares or Other Share-Based Awards, or (d) any combination of the foregoing. Upon a Conversion (as hereinafter defined), without the consent or action of any Person, the Plan shall be renamed to reflect the Company’s corporate name and conforming changes shall be made or deemed made to the Plan, Awards, Award Agreements and associated documentation.

Section 2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee, in accordance with Section 3 hereof.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(c) “AOG” means the Apollo Operating Group.

(d) “AOG Unit” refers to a unit in the Apollo Operating Group, which represents one limited partnership interest (or limited liability company interest, as applicable) in each of the limited partnerships and limited liability companies that comprise a part of the Apollo Operating Group and any securities issued or issuable in exchange for or with respect to such AOG Units (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

(e) “Apollo Operating Group” has the meaning ascribed to such term in the most recent Annual Report of the Company on Form 10-K, as filed with the SEC from time to time.

(f) “Award” means, individually or collectively, any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, unrestricted Share or Other Share-Based Award granted under the Plan.

(g) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award.

(h) A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” shall have a correlative meaning.

(i) “Board” means AGM Management, LLC, a Delaware limited liability company and the sole manager of the Company, except that at such time as AGM Management, LLC ceases to have all management powers over the business and affairs of the Company in accordance with Section 6.1 of the LLC Agreement, or upon a Conversion, the “Board” shall mean the Board of Directors of the Company or any committee or subcommittee thereof that has been delegated, to the fullest extent permitted by law, the full power and authority of the Board of Directors of the Company.

(j) “Cause” means, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based upon a finding by the Company, acting in good faith based on the information then available to it, after the occurrence of any of the following: (1) the Participant is convicted or charged with a criminal offense; (2) the Participant’s intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency; (3) the Participant’s dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company or any of its Affiliates or the Participant’s engagement in conduct which is injurious to the Company or any of its Affiliates, monetarily or otherwise; (4) the Participant’s intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Company of any of its Affiliates; (5) the Participant’s intentional breach of any material provision of an Award Agreement or any other agreements of the Company or any of its Affiliates; (6) the Participant’s material violation of any written policies adopted by the Company or any of its Affiliates governing the conduct of persons performing services on behalf of the Company or such Affiliate or the Participant’s non-adherence to policies and procedures or other applicable compliance manuals of the Company or any of its Affiliates; (7) the taking of or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of the Company or any of its Affiliates, or that was otherwise materially disruptive to the business or affairs of the Company or any of its Affiliates; provided, however, that the term “Cause” shall not include for this purpose any mistake of judgment made in good faith with respect to any transaction respecting a portfolio investment or account managed by the Company; (8) the failure by the Participant to devote a significant portion of time to performing services as an agent of the Company without the prior written consent of the Company, other than by reason of death or Disability; (9) the obtaining by the Participant of any material improper personal benefit as a result of a breach by the Participant of any covenant or agreement (including, without limitation, a breach by the Participant of the Company’s code of ethics or a material breach by the Participant of other written policies furnished to the Participant relating to personal investment transactions or of any covenant, agreement, representation or warranty contained in any limited partnership agreement, limited liability company agreement or similar agreement); or (10) the Participant’s suspension or other disciplinary action against the Participant by an applicable regulatory authority; provided, however, that if a failure, breach, violation or action or omission described in any of clauses (4) to (7) is capable of being cured, the Participant has failed to do so after being given notice and a reasonable opportunity to cure. As used in this definition, “material” means “more than de minimis.”

(k) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) distribution (whether in the form of cash, Shares, or other property), share split or reverse share split, (iii) combination or exchange of shares, (iv) other change in structure, or (v) declaration of a distribution, which the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.

(l) “Class A Shares” means (a) prior to a Conversion, the Class A Common Shares of the Company representing limited liability company interests in the Company, having such rights associated with such Class A Common Shares as set forth in the LLC Agreement, and (b) following a Conversion, the shares of Class A common stock of the Company, and in each case any equity securities issued or issuable in exchange for or with respect to such Class A Shares (i) by way of a distribution, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

(m) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

(n) “Committee” means the Board or any committee or subcommittee the Board that is delegated the power and authority of the Board or committee, as applicable, to administer the Plan from time to time. Unless otherwise determined by the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are listed. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Governing Documents, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or by unanimous written consent of the Committee’s members.

(o) “Company” means Apollo Global Management, Inc., a Delaware corporation, and any successors thereto or any continuation thereof, including by a Conversion.

(p) “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to the Company or any Subsidiary or Affiliate thereof.

(q) “Conversion” means a conversion (irrespective of how effected) of Apollo Global Management, LLC from a limited liability company to a corporation.

(r) “Disabled” shall have the meaning provided under Section 409A(a)(2)(C) of the Code and “Disability” shall have a correlative meaning. Notwithstanding the foregoing or any other provision of this Plan, the definition of “Disabled,” “Disability” or any analogous term in an Award Agreement shall supersede the foregoing definition; provided, however, that if no definition of “Disabled,” “Disability” or any analogous term is set forth in such Award Agreement, the foregoing definition shall apply.

(s) “Eligible Recipient” means an employee, director, partner, Consultant, member, LLP member (as that term is used in the Limited Liability Partnerships Act 2000 (UK)) of, or any other individual engaged by, the Company or any Subsidiary or Affiliate thereof, who has been selected as an eligible participant by the Administrator (and in respect of whom any reference to “employment” shall be interpreted as including a reference to the Eligible Recipient’s engagement by the Company or any Subsidiary or Affiliate thereof, in any capacity (including, for the avoidance of doubt, as a member of a limited liability partnership or similar vehicle), as the case may require).

(t) “EPV Plan” has the meaning provided in Section 4 below.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(v) “Exercise Price” means the per share price (if any) at which a holder of an Award granted hereunder may purchase the Shares issuable upon exercise of such Award.

(w) “Fair Market Value” as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that if the Share or other security is listed on a national securities exchange, the fair market value of such Share or other security on any date shall be its closing sale price reported on such date.

(x) “Fund” means any pooled investment vehicle or similar entity sponsored or managed (directly or indirectly) by the Company or any of its Subsidiaries.

(y) “Governing Documents” means the certificate of formation of the Company and the LLC Agreement or the successor governing documents of the Company as in effect from time to time, and, upon a Conversion, shall mean the certificate of incorporation and bylaws of the Company as in effect from time to time.

(z) “Investment” shall mean any investment (or similar term describing the results of the deployment of capital) as defined in the governing document of any Fund managed (directly or indirectly) by a member of the Apollo Operating Group.

(aa) “LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Apollo Global Management, LLC, dated as of March 19, 2018, as amended or amended and restated from time to time.

(bb) “LTIP Units” means Awards issued with respect to AOG Units, as more fully described in Section 10 below.

(cc) “Option” means an option to purchase Shares granted pursuant to Section 7 hereof.

(dd) “Other Share-Based Awards” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including but not limited to restricted units, distribution equivalent rights, LTIP Units or performance units, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(ee) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 below, to receive an Award, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.

(ff) “Performance Shares” means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 9 below.

(gg) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, limited partnership, estate, trust, business association, organization, governmental entity or other entity.

(hh) “Plan” means this Apollo Global Management, Inc. 2019 Omnibus Equity Incentive Plan (formerly known as the Apollo Global Management, LLC 2007 Omnibus Equity Incentive Plan), as the same may be amended, modified or supplemented from time to time.

(ii) “Portfolio Company” means any Person in which any Fund owns an Investment.

(jj) “Restricted Shares” means Shares subject to certain restrictions granted pursuant to Section 9 below.

(kk) “Restricted Share Units” means the right to receive Shares at the end of a specified period, or upon specified dates, granted pursuant to Section 9 below.

(ll) “SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

(mm) “Section 409A” means Section 409A of the Code and U.S. Department of Treasury regulations and interpretative guidance issued thereunder.

(nn) “Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

(oo) “Shares” means the Company’s Class A Shares (as specified in the applicable Award Agreement) reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

(pp) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.

(qq) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

Section 3.	Administration.

(a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of, to the extent applicable, Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Share Appreciation Rights, Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Awards and Award Agreements (including, but not limited to, (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the performance goals and periods applicable to Awards of Performance Shares, (iii) the Exercise Price, if any, of Awards, (iv) the vesting schedule (and, for unit Awards, Share issuance schedule) applicable to Awards, (v) the terms upon which Awards may be forfeited, (vi) the number of Shares subject to Awards, and (vii) any amendments or modifications to the terms and conditions of outstanding Awards, including, but not limited to, reducing the Exercise Price of such Awards, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);

(5) to determine the fair market value with respect to any Award;

(6) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a termination of the Participant’s employment for purposes of Options granted under the Plan;

(7) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(8) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan;

(9) to delegate its authority, in whole or in part, under this Section 3 to two or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are listed;

(10) to determine the manner and timing of sales or other dispositions of Shares received pursuant to an Award, including by requiring that any such disposition occur on a date or dates designated by the Company or Administrator and/or pursuant to a block trade; and

(11) to determine at any time whether, to what extent and under what circumstances and by what method or methods (including in the form of cash or other property) Awards may be settled by the Company or any of its Subsidiaries or Affiliates. In the event of such determination, references to the Company shall be deemed to be references to the applicable Subsidiary or Affiliate thereof for purposes of the Plan, as appropriate.

(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary or Affiliate thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary or Affiliate thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4.	Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the maximum number of Shares that may be delivered pursuant to Awards granted under the Plan was 95,000,000 Shares upon the 2011 amendment and restatement of the Plan, which number has been adjusted as provided under the Plan prior to the Restatement Date and is subject to adjustment as provided herein (the “Share Limit”). Notwithstanding the foregoing, the Share Limit shall be increased on the first day of each fiscal year beginning in calendar year 2019 by a number of Class A Shares equal to (x) the amount (if any) by which (i) 15% of the number of outstanding Class A Shares of the Company and those AOG Units that are exchangeable for Class A Shares of the Company on a fully converted and diluted basis on the last day of the immediately preceding fiscal year exceeds (ii) the number of Class A Shares then reserved and available for issuance under the Plan or the EPV Plan (i.e., subject to outstanding awards or available for new awards), or (y)

such lesser amount by which the Administrator may decide to increase the number of Class A Shares as of such date. The aggregate shares covered by awards granted during any fiscal year to or in respect of any single individual under the Plan or any EPV Plan may equal, but shall not exceed (under both such plans collectively), (i) 10,000,000 shares subject to Options or Share Appreciation Rights or (ii) 10,000,000 shares subject to Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares or Other Share-Based Awards. Notwithstanding the foregoing, if the Company adopts another shareholder-approved equity incentive plan that permits the grant of Awards to estate planning vehicles (an “EPV Plan”) established for the exclusive benefit of Eligible Recipients and/or their family members (as defined in Instruction A.1.(a)(5) of Form S-8 under the Securities Act, or a successor thereto, including estate planning vehicles in which the Eligible Recipient and/or his or her family members own 100% of the equity interests and more than 50% of the voting interest), then the number of shares granted under such EPV Plan shall reduce the number of Shares available for grant under the Plan, and the number of Shares granted under the Plan shall reduce the number of shares available for grant under such EPV Plan, unless expressly otherwise provided at the time of the approval of such EPV Plan by the Company’s shareholders.

(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company or an Affiliate or Subsidiary thereof in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for outstanding or new Awards under the Plan.

Section 5.	Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, in the manner to be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any calendar or fiscal year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares subject to outstanding Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted Shares or Other Share-Based Awards granted under the Plan, and (iv) annual Award limits or other value determinations (such as performance targets or vesting criteria) applicable to Shares subject to outstanding Awards; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Equitable substitutions or adjustments shall also be made if the Administrator determines in its sole discretion that such adjustment is necessary in order to avoid an adverse impact on the value of any outstanding Award granted hereunder. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator shall take such action as is necessary to adjust the outstanding Awards to reflect the Change in Capitalization, including, but not limited to, the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property of the aggregate fair market value of the Shares covered by such Award under the circumstances (unless otherwise elected by the Administrator, to the extent then vested), reduced by the aggregate Exercise Price or purchase price thereof, if any, or the cancellation of any exercisable vested awards (e.g., Options or Share Appreciation Rights) not exercised within a specified period of time. Notwithstanding the foregoing, no such adjustment shall cause any Award that is subject to Section 409A to fail to comply with the requirements of such section, provided that under no circumstances shall the Company, the Administrator or any Affiliate or agent thereof have any liability to any Participant or associated Person as a result of any such failure. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.	Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7.	Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, provided that the Exercise Price of any Option shall not be less than 100% of the Fair Market Value of the Shares on the date of grant unless the Participant is not subject to Section 409A or the Option is otherwise designed to be compliant with Section 409A.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Share.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been held by the Participant for such period as may be established from time to time by the Administrator in order to avoid adverse accounting treatment under applicable accounting principles, and (y) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.

(f) Rights as Shareholder. A Participant shall have no rights to distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 13 hereof and, if requested, has given the representation described in paragraph (b) of Section 14 hereof or in the applicable Award Agreement.

(g) Transfers of Options. Except as otherwise determined by the Administrator, no Option granted under the Plan shall be transferable by a Participant other than by will or by the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of an Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members, or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. Each permitted transferee shall agree to be bound by the provisions of this Plan and the applicable Award Agreement.

(h) Termination of Employment or Service.

(1) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company or any Subsidiary or Affiliate thereof shall terminate for any reason other than Cause, Disability, or death, (x) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire, and (y) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(h)(1) shall be extended to one year after the date of such termination in the event of the Participant’s death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(2) Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company or any Subsidiary shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(3) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

Section 8.	Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Standalone Rights”) or in conjunction with all or part of any other Award granted under the Plan (“Tandem Rights”). Tandem Rights may be granted either at or after the time of the grant of such Award. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Tandem Right may be granted for more Shares than are subject to the Award to which it relates and (unless the Participant is not subject to Section 409A or the Share Appreciation Right is otherwise designed to be compliant with

Section 409A) any Share Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of such Shares on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of 60 days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as shareholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(1) Share Appreciation Rights that are Standalone Rights (“Standalone Share Appreciation Rights”) shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2) Share Appreciation Rights that are Tandem Rights (“Tandem Share Appreciation Rights”) shall be exercisable only at such time or times and to the extent that the Awards to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(1) Upon the exercise of a Standalone Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value of a Share as of the date of exercise over the price per Share specified in the Standalone Share Appreciation Right multiplied by the number of Shares in respect of which the Standalone Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

(2) A Tandem Right may be exercised by a Participant by surrendering the applicable portion of the related Award. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the related Award (which price shall be no less than 100% of the Fair Market Value of such Share on the date of grant unless the Participant is not subject to Section 409A or the Tandem Right is otherwise designed to be compliant with Section 409A) multiplied by the number of Shares in respect of which the Tandem Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Awards that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Tandem Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(e) Non-Transferability.

(1) Standalone Share Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 of the Plan.

(2) Tandem Share Appreciation Rights shall be transferable only when and to the extent that the underlying Award would be transferable, if it were an Option, under Section 7 of the Plan.

(f) Termination of Employment or Service.

(1) In the event of the termination of employment or service with the Company, or any Subsidiary or Affiliate thereof, of a Participant who has been granted one or more Standalone Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

(2) In the event of the termination of employment or service with the Company, or any Subsidiary or Affiliate thereof, of a Participant who has been granted one or more Tandem Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement for the Award to which the Tandem Share Appreciation Right relates.

(g) Term.

(1) The term of each Standalone Share Appreciation Right shall be fixed by the Administrator, but no Standalone Share Appreciation Right shall be exercisable more than ten years after the date such right is granted.

(2) The term of each Tandem Share Appreciation Right shall be the term of the Award to which it relates, but no Tandem Share Appreciation Right shall be exercisable more than ten years after the date such right is granted.

Section 9.	Restricted Shares, Restricted Share Units and Performance Shares.

(a) General. Awards of Restricted Shares, Restricted Share Units or Performance Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Shares, Restricted Share Units or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Restricted Share Units or Performance Shares; the “Restricted Period” (as defined in the applicable Award Agreement), if any, applicable to Awards of Restricted Shares or Restricted Share Units; the performance objectives applicable to Awards of Restricted Shares, Restricted Share Units or Performance Shares; and all other conditions of Awards of Restricted Shares, Restricted Share Units and Performance Shares. The Administrator may also condition the grant of the award of Restricted Shares, Restricted Share Units or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. If the restrictions, performance objectives and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Restricted Share Units or Performance Shares. The provisions of Awards of Restricted Shares, Restricted Share Units or Performance Shares need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of Awards of Restricted Shares, Restricted Share Units or Performance Shares shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of 60 days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided below in this Section 9, (i) each Participant who is granted an Award of Restricted Shares or Performance Shares shall be issued a certificate in respect of such Restricted Shares or Performance Shares (or such other appropriate evidence of ownership, including book entry, as determined by the Administrator), and (ii) such certificate (or other evidence of ownership) shall be registered in the name of the Participant, and, if appropriate, shall bear a legend referring to the terms, conditions and restrictions applicable to any such Award.

(1) The Company may require that any certificates evidencing Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares or Performance Shares, the Participant shall have delivered a power of attorney, endorsed in blank, relating to the Shares covered by such Award.

(2) With respect to Awards of Restricted Share Units, at such times as are indicated in the applicable Award Agreement, certificates (or such other appropriate evidence of ownership, including book entry, as determined by the Administrator) in respect of such Restricted Share Units shall be delivered to the Participant, or his legal representative, in a number equal to the number of Shares the Participant is entitled to be issued pursuant to the terms of the Award Agreement.

(c) Restrictions and Conditions. Awards of Restricted Shares, Restricted Share Units and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(1) Subject to the provisions of the Plan and except as otherwise provided in the Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant, the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares, Restricted Share Units or Performance Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant’s termination of employment or service as a director, partner or Consultant of the Company or any Subsidiary or Affiliate thereof, and the Participant’s death or Disability.

(2) Except as otherwise provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Awards of Restricted Share Units until such Shares are issued in accordance with the terms of the Award Agreement. Except as may be provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares or Performance Shares; provided, however, that unless otherwise provided in the Award Agreement, the Participant shall not have rights to any distributions declared on unvested Restricted Shares or Performance Shares.

(3) The rights of a Participant, upon termination during the Restricted Period of employment or service as a director or Consultant to the Company, or to any Subsidiary or Affiliate thereof, in respect of Awards of Restricted Shares, Restricted Share Units or Performance Shares granted to such Participant, shall be set forth in the Award Agreement or another authorized written instrument and subject to the Plan.

Section	10. Other Share-Based Awards.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement, including, but not limited to, Awards of LTIP Units,

Awards of restricted units and unrestricted Shares and Awards that are valued in whole or in part by reference to Shares, including Awards valued by reference to book value, fair value or performance of an Affiliate or Subsidiary, other interests or AOG Units, including distribution equivalent rights and performance units of any of the foregoing. Other Share-Based Awards may be granted as free-standing Awards or in tandem with other Awards under the Plan. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any performance goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such Other Share-Based Awards for cash or other property as appropriate. The provisions of Other Share-Based Awards need not be the same with respect to each Participant.

(b) LTIP Units may be granted as free-standing Awards or in tandem with other Awards under the Plan, and may be valued by reference to the Shares, and will be subject to such other conditions and restrictions as the Administrator, in its sole discretion, may determine, including, but not limited to, continued employment or service, computation of financial metrics and/or achievement of pre-established performance goals and objectives. LTIP Unit Awards, whether vested or unvested, may entitle the participant to receive, currently or on a deferred or contingent basis, distributions or distribution equivalent payments with respect to the number of Shares corresponding to the LTIP Unit or other distributions from AOG and the Administrator may provide in the applicable Award Agreement that such amounts (if any) shall be deemed to have been reinvested in additional Shares or LTIP Units. The LTIP Units granted under the Plan, subject to such terms and conditions as may be determined by the Administrator in its sole discretion, including, but not limited to the conversion ratio, may be exchanged for Shares in accordance with applicable Company agreement(s) governing such exchanges. LTIP Units may be structured as “profits interests,” “capital interests” or other types of interests for federal income tax purposes. The Administrator has the authority to determine the number of Shares underlying an Award of LTIP Units in light of all applicable circumstances, including performance-based vesting conditions, operating partnership “capital account allocations,” partnership or other operating agreements with respect to AOG, the Code, or value accretion factors and conversion ratios.

(c) Subject to the provisions of the Plan and except as otherwise provided in the Award Agreement governing any such Award, during such period as may be set by the Administrator commencing on the date of grant, the Participant shall not be permitted to sell, transfer, pledge or assign any Other Share-Based Awards awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance-related goals, the Participant’s termination of employment or service as a director, partner or Consultant of the Company or any Subsidiary or Affiliate thereof, or the Participant’s death or Disability.

Section 11.	Amendment and Termination.

The Board may amend, alter or terminate the Plan, but, subject to Sections 5 and 17 of the Plan, no amendment, alteration or termination shall be made that would materially impair the rights of a Participant under any Award theretofore granted without the Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Shares are listed or other law, in each case to the extent applicable. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Sections 5 and 17, no such amendment shall materially impair the rights of any Participant without his or her consent. Notwithstanding the foregoing, a Participant’s consent shall not be required to the extent the

Administrator, in its sole discretion, determines that an amendment, alteration or termination of the Plan or an Award is required or advisable (i) in order for the Company, the Plan or the Award to satisfy any law or regulation, to meet the requirements of any accounting standard or to correct an administrative error, or to reflect or give effect to a change in law, or (ii) to ensure compliance with the Exchange Act or another applicable law, or any rules or regulations promulgated thereunder.

Section 12.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 13.	Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes subject to tax for U.S. federal, state or local income or other tax purposes and/or for any non-U.S. tax purposes, pay to the Company or any of its Subsidiaries or Affiliates (as determined by the Administrator), or make arrangements satisfactory to the Administrator regarding payment of, any taxes of any kind required by law to be withheld or accounted for by the Company or any of its Subsidiaries or Affiliates with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company or its Subsidiaries or Affiliates shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements (or local taxes required to be accounted for by the Company or its Subsidiaries or Affiliates) related thereto. Whenever Shares are to be delivered pursuant to an Award or taxes otherwise become due with respect to an Award, the Company shall have the right to require the Participant to remit to the Company or its Subsidiaries or Affiliates in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements (or local taxes required to be accounted for by the Company or its Subsidiaries or Affiliates) related thereto. In addition, the Company or its Subsidiaries or Affiliates, and Participants who are subject to Section 16 of the Exchange Act in relation to the Company, may elect to satisfy the foregoing requirement by withholding from delivery Shares having a value equal to not more than the amount of tax permitted to be withheld or paid without triggering liability accounting or other adverse accounting treatment under applicable accounting standards (or, with the approval of the Administrator, (i) such method may be elected by a Participant who is not subject to Section 16, or (ii) a Participant may deliver already owned unrestricted Shares). Such shares shall be valued at their fair market value on the date that the amount of tax to be withheld or paid is determined. Solely for this purpose, fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company, its Subsidiaries or Affiliates may also use any other method or procedure of obtaining the necessary payment or proceeds, as permitted by law, to satisfy their withholding or other tax obligations with respect to any Option or other Award and the Participant shall comply with any reasonable requests made by the Company, its Subsidiaries or Affiliates to complete and execute documentation necessary to implement such method or procedure.

Section 14.	General Provisions.

(a) Compliance with Law. Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant rules and provisions of law, including, without limitation, the Securities Act, the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the requirements of any stock exchange upon which the Shares may then be listed, and the requirements for the treatment intended by the Company under applicable accounting rules, and shall be further subject to the approval of the Administrator with respect to such compliance. The Company shall be under no obligation to register the Shares pursuant to the Securities Act or any other federal or state securities laws. Any disposition of Shares received pursuant to an Award shall be subject to compliance with the foregoing rules, requirements and laws, as determined by the Administrator.

(b) Legending and Other Considerations. The Administrator may require each Person acquiring Shares to represent to and agree with the Company in writing that such Person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the SEC, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(c) Lock-Up Agreements. The Administrator may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a shareholder agreement or “lock-up” agreement in such form as the Board or the Committee shall determine is necessary or desirable to further the Company’s interests.

(d) No Right to Continued Service. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

(e) Governing Law; Venue; Waiver of Jury Trial. The Plan and all Awards shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware. The agreed venue and method for resolving disputes relating to an Award Agreement or the Plan shall be as set forth in the applicable Award Agreement, or in the absence of such provision, as applies to disputes relating to or arising out of the Participant’s service with the Company and its Affiliates, including the termination thereof. Unless otherwise specifically provided by explicit reference to the jury waiver provision in this Section 14(e) in an applicable Award Agreement, each Participant, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT THE PARTICIPANT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THE PLAN OR ANY AWARD AGREEMENT, WHETHER ARISING BEFORE OR AFTER THE RESTATEMENT DATE, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE PARTICIPANT MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE PARTICIPANT, ON THE OTHER HAND, IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THE PLAN OR ANY AWARD AGREEMENT, AND THAT ANY SUCH PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(f) Certain Changes in Employment Status. Unless otherwise specifically provided in the applicable Award Agreement or otherwise, an Award (including an Option) shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of a Participant, in the sole discretion of the Administrator. The Administrator shall follow applicable written policies (if any) of the Company, its Subsidiaries or Affiliates, including such rules, guidelines and practices as may be adopted pursuant to Section 3 hereof, as they may be in effect from time to time, with regard to such matters.

(g) Notices. All notices, requests, consents and other communications with respect to the Plan or any Award Agreement to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 14(g)) or by a nationally recognized overnight courier. If to the Company, such notice shall be sent to Apollo Global Management, Inc., Attention: Global Head of Human Capital, 9 West 57th St. 48th Floor, New York, NY 10019. If to a Participant, such notice shall be delivered by hand or sent to the last home address of such Participant on file with the Company.

(h) Regional Variation. The Administrator reserves the right to authorize the establishment of, and to grant Awards pursuant to, annexes, sub-plans or other supplementary documentation as the Administrator deems appropriate in light of local laws, rules and customs.

(i) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Award by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. Each Participant, by accepting an Award, thereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

(j) Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants subject to Section 16 will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14(j), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

(k) Severability. If any provision of the Plan or an Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

(l) Headings. The headings in the Plan and any Award Agreement are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof or thereof.

Section 15.	Effective Date.

The Plan initially became effective upon adoption by the Board and approval by the shareholders as of October 23, 2007. The Plan as amended, restated and renamed was adopted by the Board on June 19, 2019 and approved by the shareholders on June 20, 2019, in each case effective as of the twentieth day after the mailing of the associated information statement on Schedule 14C under the Exchange Act (the “Restatement Date”).

Section 16.	Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Restatement Date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 11 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

Section 17.	Section 409A.

To the extent applicable, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A, including, without limitation, any such regulations or other guidance that may be issued after the Restatement Date. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, it is intended that no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional U.S. tax under Section 409A upon a Participant. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A, the Company may take whatever actions the Administrator determines necessary or advisable to comply with, or exempt the Plan and Award Agreement from the requirements of, Section 409A. Furthermore, to the extent necessary to avoid the imposition of an additional tax under Section 409A, any payment of “deferred compensation” by the Company or any Subsidiary or Affiliate thereof (whether pursuant to the Plan or otherwise) arising solely due to a “separation from service” (and not by reason of the lapse of a “substantial risk of forfeiture”), as such terms are used in Section 409A, to a Participant who is a “specified employee” as defined in Code Section 409A(a)(2)(B)(i) and Treasury Regulation §1.409A-1(i)(1), shall be delayed (to the extent otherwise payable prior to such date) and paid on the first day following the six-month period beginning on the date of the Participant’s separation from service under Section 409A (or, if earlier, upon the Participant’s death). Neither the Company, the Administrator nor any employee, director, advisor or representative of the Company or of any of its Affiliates shall have any (i) obligation to take any action to prevent the assessment of any penalty or tax on any Person under Section 409A for any Award, or (ii) liability to Participants or other Persons with respect to this Section 17 or Section 409A taxes or penalties.

Section 18.	Set-Off.

Unless otherwise expressly provided in an agreement between a Participant and the Company or an Affiliate, to the extent permitted by Section 409A, the Company or any Affiliate, as applicable, shall have the right to offset against any amount owed to a Participant any amounts that are due by such Participant to the Company or any Affiliate but unpaid.

Section 19.	Data Privacy.

(a) For Participants who reside in the European Union or are associated with an Affiliate established in the European Union, the Company processes personal data in association with such Participants’ participation in the Plan as described in the European Union privacy notice in effect under the Plan from time to time, which notice is available upon request from the Company’s human capital department.

(b) For other Participants, and to the extent permitted by law, as a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 19 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. This paragraph (b) applies to such other Participants. The Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). To the extent permitted by law, the Company and its Affiliates may transfer the Data among themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and its Affiliates may each further transfer the Data to any third parties assisting the Company and its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. To the extent permitted by law, through acceptance of an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human capital representative. The Company may cancel the Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact the Company’s human capital department.

[END OF PLAN]